SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 5, 2004

DIMENSIONAL VISIONS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware                            001-10196                                23-2517953

(State of Incorporation)        (Commission File Number)         (IRS Employer

                                                                                                         Identification No.)

8777 N. Gainey Center Drive, Suite 191

Scottsdale, AZ   85258

(Address of principal executive offices) (Zip Code)

(480) 861-1183

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)

By letter dated November 5, 2004, Dimensional Visions Incorporated (the "Company") engaged Shelley International CPA as the Company's new certified accountants, therefore terminating Kopple & Gottlieb, LLP, as independent certified accountants for the Company.  The decision to change accountants was prompted by the fact that Kopple & Gottlieb, LLP, was acquired by another public accounting firm.  The acquiring firm has elected not to provide audit services to clients who are required to report to the Securities and Exchange Commission.

The report of the Company's former independent certified accountants, Kopple & Gottlieb, LLP, covering the two fiscal years ended June 30, 2003 and 2002 did not include an adverse opinion or disclaimer of opinion, and was not qualified as to the audit scope or accounting principles.

In connection with the audits of the two most recent fiscal years and during any subsequent interim periods preceding the termination of Gottlieb & Kopple, LLP, there did not develop any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure between such former independent certified accountants and management of the Company or other reportable events which have not been resolved to the Company's former independent certified accountants' satisfaction.  Kopple & Gottlieb, LLP, had been the Company's independent certified accountants since approximately the year 2000.

The Company has requested Kopple & Gottlieb, LLP, to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.  Such letter will be filed by amendment to this Report.

None of the reportable events described under 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years ended June 30, 2004 and June 30, 2003.

(b)  As of November 5, 2004, the Company engaged Shelley International CPA, as the Company's independent auditors to replace Kopple & Gottlieb, LLP.  During the most recent fiscal year of the Company ended June 30, 2004, and the subsequent interim period through November 5, 2004, the Company did not consult with Shelly International CPA regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K of the Securities Exchange Act of 1934.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits:

Exhibits Description

* 16.1 Letter from Kopple & Gottlieb, LLP

* To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 15, 2004

DIMENSIONAL VISIONS INCORPORATED

By:    /s/ Preston J. Shea

Name:  Preston J. Shea

Title: President